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                                                                  EXHIBIT (j)(1)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of those references and use of our reports dated September 7, 2001, on the financial statements and financial highlights of the AIM International Value Fund as of and for the year ended July 31, 2001 in the Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A).



                                                          /s/ ERNST & YOUNG LLP

Houston, Texas
May 20, 2002